Issue: December 11, 2009 All rights reserved! ceocfointerviews.com
The Most powerful Name in Corporate News and Information

With Telepresence Changing The Way Businesses And People Communicate,
CoroWare (COWI:OTCBB) Is In The Right Place At The Right Time
With Their Revolutionary CoroCall

Technology
Communication Automation

(COWI-OTC: BB)

CoroWare, Inc.

4056 148 Ave. NE

Redmond, WA 98052

Lloyd Spencer
President and CEO

BIO:

Lloyd has over 23 years of experience in the computer and networking industries in engineering, product marketing, business development, and sales management. His expertise spans a spectrum of service provider industries and technologies, including distributed network computing and embedded systems development. Previously, Lloyd served as Vice President of Marketing and Sales at eQuest Technologies; Solutions Unit Manager at Microsoft; Assistant Vice President and Business Unit Manager at Newbridge Networks; and Product Line Manager at Sun Microsystems.

Lloyd received his Bachelors degree from Cornell University with a major in Biology and Animal Science and with an emphasis in Immunogenetics.

Company Profile:

CoroWare was founded in 2003. Its early focus was on the delivery of IT professional services and development of mobile robotics products. In 2006, CoroWare Technologies was acquired and became a wholly owned subsidiary of Innova Holdings (OTCBB:IVHG), later renamed Innova Robotics and Automation (OTCBB:INRA). In 2008, the parent company was restructured to focus on the business with the greatest potential, namely that of the subsidiary CoroWare Technologies, and in 2009, the parent company was renamed CoroWare, Inc. (OTCBB:COWI).

CoroWare is comprised of three separately managed lines of business. Telepresence offers high-definition video conferencing solutions through product sales and CoroCall subscription services. IT Consulting & Software Development provides professional services including IT management, software development, content management, and program management. Robotics and Automation delivers professional services such as visualization, simulation and software development. CoroWare’s Robotics and Automation group also designs and sells mobile robotic platforms sold to university, government and corporate researchers.

Interview conducted by:

Lynn Fosse, Senior Editor

CEOCFOinterviews.com

CEOCFO: Mr. Spencer, there have been changes since you founded CoroWare,

with a restructuring in 2008. Would you bring us up to date, where are you today and what is the focus?

Mr. Spencer: When CoroWare came together with Innova Holdings in 2006; our business was focused on software and IT consulting as well as mobile robotics. In fact, a lot of the focus has continued in that vein since that time. So, we look at our business and there are three areas now, which still include software and IT consulting. There is one part of that, which is application integration, there is multimedia production and we also have a near-shore and on-shore group, so that is one thing that has changed. Robotics and automation has grown considerably from where we began. We were predominantly selling mobile robots in 2006 and 2007; since then, we have grown considerably in the area of professional services such as simulation and visualization. So those are the two biggest changes in terms of growth.

Another area that has grown especially in 2009 has been personal telepresence. When most people think of telepresence, what they are thinking of is high-definition video conferencing. We approach that in two ways. One way is reselling a product line from Vidyo. The other way is a subscription service that we very recently rebranded as CoroCall. As I sometimes say, “it’s not a video call or an audio call, it’s a CoroCall.”

CEOCFO: What is CoroCall? What is it competing against? Why should people be using it?

Mr. Spencer: CoroCall is a subscription-based video and audio conferencing service. You can have a virtual conference room that holds up to 50 people. For example, if you were using

CoroCall with a webcam right now, you would be able to see Kami and me talking with you in real time. For people who do not have a PC or desktop or conferencing system in front of them, we also offer the ability to connect with a telephone, as you are right now. When most people think of some of the more traditional video conferencing companies like Polycom and Tandberg, those are room systems and the room systems will typically cost anywhere between $15,000 and $150,000 depending on the size and configuration. Instead,what we looked at was the way to have Very affordable virtual conferencing rooms, that can cost as little as $100 per month. You can hold a CoroCall on your desktop PC or laptop, a webcam and a headset or maybe a speakerphone - the audio-video equipment  investment  in  that case is the three unique areas that we have expertise in and that are barriers to entry for this industry. We find that our customers enjoy working with us because CorWare is a very “can-do” kind of company and has a very strong commitment to customer service.

CEOCFO: Are people ready for a desk-top version of video conferencing?

Mr. Spencer: Generally, I am finding that once a customer or potential customer sees it and uses it, there is an immediate “aha moment”. First, it is because of the clarity of the audio and the video, which is superior. If you view the video on our website it shows the clarity of the video and the audio. It is a surprisingly natural conversation. In the past, I certainly used have an account?’ Yes, we have a guest sign-up. You can just send somebody a web link and meet within a moment’s notice. You don’t have to call a company and reserve a videoconference even an hour ahead. That for them is a very big plus.

CEOCFO: You are also targeting non-profits and jails?

Mr. Spencer: Yes. It turns out that some detention centers are using video conferencing for depositions and arraignments. We are getting inquiries from staffing agencies as well as training and education companies. Non-profits, we are working with a non-profit group to helpthem with their video conferencing infrastructure needs

CEOCFO: Would   you   tell   us   more.

around $200. What we are offering is quite different and much more affordable.

CEOCFO: Are people aware of CoroWare?

Mr. Spencer: Certainly we are very new in terms of offering our CoroCall  service. We just started offering it really in May. We now have a handful of customers, so we are just really starting out. Some of those customers are looking at bringing on 100 or even 1,000 subscribers in the coming year.

CoroWare went through a very difficult time in 2008 and 2009, but especially towards the very beginning of 2009 we got many of the fundamentals right. The summer of 2009 was remarkably difficult, but not just for CoroWare – for the entire economy. It has not been easy by any measure, but we came through it and kept our operating expenses in balance. Therefore, our customers and our investors can see that CoroWare is emerging from this remarkably difficult recession and that we plan to stick around and focus on growing the business. - Lloyd Spencer about the other two segments of CoroWare?

The Mr. Spencer: The IT consulting and the software development area is probably around two-thirds of our revenues,maybe a little less. I can imagine that this area will grow about 20% next year. Some of our key customers in this area are MetraTech for software development and Microsoft for IT consulting.

The Robotics and Automation business, was very stable for CoroWare   throughout    the   year.

CEOCFO: What are the barriers to entry?

Mr. Spencer: Well a couple things certainly come to mind; one is that CoroWare has a unique set of capabilities in IT consulting with data center management, So you have to have a very good understanding of not only just the data center management, but also of networking bandwidth. Many people at CoroWare have a long history of working in the service provider industry. There is a fair amount of customization as well when it comes to some of the specialty needs or specific requests customers have, such as usage and billing - and that is where CoroWare’s software development capabilities come into play as well. So having that knowledge of telecommunications, IT management, as well as software development – those are video conferencing systems starting all the way back in probably the mid-1980’s when they were very “scratchy record” experiences. It was not at all a real-time experience. You would speak and then you would see your audio eventually catch up to the video. Then the video would also be very grainy and very ‘smeary,’ and that is nothing at all like the experience with CoroCall. That ex perience coupled with the price point –which in our case, conference rooms run anywhere from $70 a month on up – is a very affordable solution We had large consulting organizations look at it, and the aha moment was, ‘so I don’t have to set up a reservgatin long in advance? Our reply was, ‘No, yuou can do it on the spur  of the moment.’ ‘What if I just wanted to have somebody join, but they don’t

We saw a little bit of a drop-off during the early summer months, and July was quite difficult. On the whole, our university customers were reasonably consistent in their purchases throughout the year. We also announced the CoroWare Explorer product line this year, and there was a recent CoroBot article in Linux Journal Magazine – both of which have had a positive impact on our sales. So, I think we could end up seeing our Robotics and Automation business grow about 25% next year.

CEOCFO: You focus on reducing the cost of sales, so how do you reach new customers, what are you doing that is going to get you where you need to be cost effective?

Mr. Spencer: In 2007 when the previous management  team  was  there,  it is  hard for me to comment on their cost of sales and what their cost of sales model was. It was not in my purview, but what I will say is that Gene Gartlan – he was CEO at the time - he and I did a reasonably good job of bringing the cost of sales in line with projected sales.

The way we approach IT consulting and software development sales is through a core group of people who are selling professional services into customers such as Microsoft and MetraTech. It is a direct sales group, and they do a remarkably good job of keeping very close contact with their customers. As the demand has risen, we have added a few more sales people to that direct sales force

Robotics and Automation was approached differently from day one, and part of that comes from my background in remote access equipment sales when I was with Newbridge Networks. We sold remote access products that were in the $2,000 - $10,000 range using a channel distribu-tion model.

In the early stages of robotics we sold predominantly through direct sales, but recognized very quickly that there were resellers such as RoadNarrows and The Robot Shop who have close relationships with university customers. We just got another request from a reseller in Mexico, as well. We have around five resellers now, and this sales model has worked very well for us. It has given us a stable and consistent way to scale up our busi-ness as new customer requests come in and as universities increasingly purchase resellers.

In the case of telepresence, we are approaching the sales and business model in a similar way. We will first approach it with direct sales and already have quite a few sales representatives that work on commission only. It has worked extremely successfully. We have few resellers who are just starting to get to under-stand the CoroCall service, and we have given the resellers a reasonable margin to work and grow with. Similar to our robotics business, selling through a reseller channel is the way we are going to scale up and grow the business. Interestingly, CoroCall and video conferencing services in general lend themselves well to social media,  such  as vand other sites to spread the message and grow the business “virally”.

CEOCFO: I would imagine that word of mouth would come into play once people start to use CoroCall.

Mr. Spencer: Exactly - you are right on the mark. Having worked in the tele-communications area for many years - I was not working for service providers, but sold to them – I understood the success models in the telecommunications business. Just like the way telephony service and mobile phone businesses took off, a successful communications service always starts with a small group of people that are “influencers”, who come to understand it and use it. Then their family members and their associates start using new communications services. When customers come to understand how well a new service such as CoroCall works, it is quite viral.

In fact, a communications service is a viral business, so you have to make sure your service is reasonably easy to use and affordable, which means different things in different industry sectors.

We have had some interesting training and education customers come our way – one of them trains actors. To train actors, you usually think about bringing people together physically. Not so in this case. This customer is in the experimenting stage, using CoroCall  sessions to train actors. In fact, I think we will see a lot of experimentation with videoconferencing and virtual presence over the next few years.

CEOCFO: What is the financial picture like for CoroWare today?

Mr. Spencer: 2008 and 2009 were financially challenging years for CoroWare. The first step, as I have learned over the years, is to get costs under control and get them reasonably aligned with sales. Then you can grow sales and start earning margins and profits. Our focus in 2010 will be to maintain the profitability that we have achieved in Q4 2009, and slowly but surely grow the business. So I have taken a tough approach to getting our costs in line, and now that we have gotten that in place,  I   will   be   taking   a   reasonably

conservative approach to growth. We will make sure that we don’t grow our infrastructure too fast, also making sure that we try to match up sales and the sales and operations infrastruc-ture rather carefully. It is a very difficult tightrope.

In 2010, we hope to improve our ability to capitalize the company properly so that we can finance our growth in anticipation of growing sales - but again, very conser-vatively.

CEOCFO: Is reaching investors a focus for you?

Mr. Spencer: Reaching investors in 2008 and 2009 was not a priority, but that is just now changing. Starting in December and certainly in January 2010 we plan to have more regular news coming out and to improve our investor outreach. Without a doubt we will be looking at frugal and practical ways to reach investors.

A couple of things I have been thinking of is a way to use our CoroCall service to invite and meet with investors so that they can get to know and understand CoroWare more - what we do, what our products and services are, and what CoroCall is all about. We will also be reaching out to investor relations compa-nies and channels in 2010. We are ap-proaching investor relations very care-fully and thoughtfully. In fact, I would like to learn more about CEOCFO!

CEOCFO: Final thoughts, what should people reading about CoroWare take away?

Mr. Spencer: People should take away that CoroWare went through a very difficult time in 2008 and 2009, but especially towards the very beginning of 2009 we got many of the fundamentals right. The summer of 2009 was remarkably difficult, but not just for CoroWare – for the entire economy. It has not been easy by any measure, but we came through it and kept our operating expenses in balance. There-fore, our customers and our investors can see that CoroWare is emerging from this remarkably difficult recession and that we plan to stick around and focus on growing the business.

CoroWare, Inc. 4056 148th Ave. NE Redmond, WA 98052